SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT



                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) - February 8, 1996



                     FOREST OIL CORPORATION
     (Exact name of registrant as specified in its charter)



   New York                  0-4597                 25-0484900
(State or other juris-    (Commission             (IRS Employer
diction of incorporation) file number)         Identification No.)


     2200 Colorado State Bank Building, 1600 Broadway, Denver, CO   80202
               (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code: (303) 812-1400

Item 5.  Other Events

       For information concerning this item, please refer to
Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

       (c)  Exhibits

           (99.1)    Forest Oil Corporation press release
       announcing that a subsidiary of the Company entered into a credit agreement for the benefit of the company's two principal Canadian subsidiaries. The initial borrowing base under the credit facility is C$60 million.

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREST OIL CORPORATION
                                        (Registrant)



Dated:  February 15, 1996          By:  /s/ Daniel L. McNamara
                                        Daniel L. McNamara
                                            Secretary